
                  AMERICAN BUILDINGS COMPANY AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                     (In Thousands, Except Per Share Data)

                                  (Unaudited)

                                                                            Three months ended    Six months ended
                                                                                 June 30,            June 30,
                                                                            ------------------    -----------------
                                                                             1998       1997       1998       1997
                                                                            ------      ------    ------     ------
Net income .............................................................    $3,703     $4,357     $5,337    $5,872
                                                                            ======     ======     ======    ======
Weighted Average Shares Outstanding - Basic ............................     5,288      5,305      5,281     5,310
   Add - Dilutive effect of outstanding options (as determined
     by the application of the treasury stock method) ..................       407        353        385       351
                                                                            ------     ------     ------    ------
Weighted Average Shares Outstanding - Diluted ..........................     5,695      5,658      5,666     5,661
                                                                            ======     ======     ======    ======
Earnings per share:
    Basic ..............................................................    $ 0.70     $ 0.82     $ 1.01    $ 1.11
                                                                            ======     ======     ======    ======
    Diluted ............................................................    $ 0.65     $ 0.77     $ 0.94    $ 1.04
                                                                            ======     ======     ======    ======

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